Exhibit r

HERCULES TECHNOLOGY

GROWTH CAPITAL, INC.

CODE OF ETHICS

Effective February 22, 2005

INTRODUCTION

Fiduciary Duty

This Code of Ethics is based on the principle that you, as a director or officer of Hercules Technology Growth Capital, Inc. (the “Company”), owe a fiduciary duty to the stockholders (the “Stockholders”) of the Company. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Stockholders.

At all times, you must:

1.	Place the interests of our Stockholders first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Stockholders. You may not cause the Company to take action, or not to take action, for your personal benefit rather than the benefit of the Stockholders. For example, you would violate this Code if you caused the Company to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for the Company without first considering the Security as an investment for the Company.

2.	Conduct all of your personal Securities transactions in full compliance with this Code. The Company encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be resolved against your personal trading.

3.	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Company, any Stockholder or any affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

Appendices

The following appendices are attached to this Code and are a part of this Code:

I.	Form for Preclearance of Securities transactions.

II.	Form for Initial and Annual Report of Personal Securities holdings.

III.	Form for report of Personal Securities Transactions/Brokerage Accounts Report.

IV.	Form for Acknowledgment of Receipt of this Code.

V.	Form for Annual Certification of Compliance with this Code.

VI.	Definitions.

Questions

Questions regarding this Code should be addressed to the Company’s Chief Compliance Officer. The Compliance Committee is comprised of the Chief Executive Officer, the Chief Financial Officer and the Chief Compliance Officer.

PERSONAL SECURITIES TRANSACTIONS

Trading in General

You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) in which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

Securities

The following are Securities:

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures1 and futures and options on any group or index of Securities (as defined in the 1940 Act) are Securities.

Purchase or Sale of a Security

The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Exempt Securities

The following are Exempt Securities:

1.	Direct obligations of the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.

3.	Shares of registered open-end investment companies.

Beneficial Ownership

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

[1]	A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested beneficial interest in a trust.

3.	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Exempt Transactions

The following are Exempt Transactions:

1.	Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

2.	Purchases of Securities under dividend reinvestment plans.

3.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

4.	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

5.	Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

6.	Any transaction in Securities (other than Exempt Securities) by a director of the Company who is not an interested person (as defined in Appendix VI) of the Company within the meaning of Section 2(a)19 of the 1940 Act, so long as the director did not know and, in the ordinary course of fulfilling his or her official duties as a director, should not have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Company.

7.	Transactions in Securities traded within the preceding fifteen days for the Company provided that (i) the trading for the Company has been completed and (ii) the trade in which the director or officer has or acquires Beneficial Ownership is not contrary to the trade done for the Company.

8.	Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the 1940 Act. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

9.	Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

Additional Exempt Transactions

The following classes of transactions have been designated as Exempt Transactions by the Compliance Committee:

10.	Purchases or sales of Securities which are not eligible for purchase or sale by the Company.

11.	Except for Designated Equity Securities, all equity Securities or options, warrants or other rights to equity Securities.

A Designated Equity Security means any equity Security, option, warrant or other right to an equity Security designated as such by a Compliance Officer, after receiving notification that said Security is being considered for purchase or sale by or on behalf of the Company.

12.	If you are not an Investment Person (as defined in Appendix VI), short sales of any Securities otherwise permitted hereunder or puts, calls, or options where the underlying amount of Securities controlled is an amount otherwise permitted hereunder.

CAUTION

The transactions that are classified as exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

Circumstances Requiring Preclearance

If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under Preclearance Procedures.

The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities that are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

Preclearance Procedures

If a Securities transaction requires preclearance:

1.	The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of the Company in the same Security or an equivalent Security or if you knew or should have known that the Company would be trading in that security or an equivalent Security on the same day.

An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given Security, or (ii) a Security exercisable to purchase, convertible into or exchangeable for the given Security, or (iii) a Security otherwise representing an interest in or based on the value of the given Security.

2.

The Securities may not be purchased or sold during the period which begins three days before and ends three days after the day on which the Company trades in the same Security, or an equivalent Security; except that you may, if you preclear the transaction, (i) trade same way to the Company after its trading is completed or (ii) trade opposite way to the Company before its trading is commenced.

If you preclear a Securities transaction and trade same way to the Company before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Company would be trading in that Security or an equivalent Security within three days after your trade.

3.	The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix I.

Initial Public Offerings

If you are an Investment Person of the Company, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

For the purposes hereof, Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Private Placements

If you are an Investment Person of the Company, you may not acquire Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for the Company, and that the opportunity to invest has not been offered to you by virtue of your position.

For the purposes hereof, Private Placement means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

If you have acquired Beneficial Ownership of Securities in a Private Placement, you must disclose your investment when you play a part in any consideration of an investment by the Company in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Compliance Officer who does not have Beneficial Ownership of any Securities of the issuer.

Short-Term Trading Profits

If you are an Investment Person of the Company, you may not profit from the purchase and sale, or sale and purchase, within 30 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

Reporting

Use of Broker-Dealers

Unless you are an independent director, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

Reporting of Transactions and Brokerage Accounts

Unless you are an independent director, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as Appendix III) to a Compliance Officer hereunder, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt Securities) of which you have Beneficial Ownership.

The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal Securities Transactions/Brokerage Account Report attached to this Code as Appendix III. If they do not, you must complete and submit a Personal Securities Transactions/Brokerage Accounts Report within 10 days of the end of each calendar quarter.

Initial and Annual Reports

Unless you are an independent director of the Company, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an Access Person, and annually thereafter. The form for this purpose is attached to this Code as Appendix II.

Independent Directors

If you are an independent director, you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a director should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of the Company. The report must be provided to a Compliance Officer hereunder within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

Disclaimer

Anyone filing a report required hereunder may disclaim Beneficial Ownership of any Security listed thereon.

FIDUCIARY DUTIES

Gifts

You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Company or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

Service as a Director

Unless you are an independent director, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of the Company. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through a “Chinese Wall” or other procedures.

COMPLIANCE

Certificate of Receipt

You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

Certificate of Compliance

Unless you are an independent director, you are required to certify upon commencement of your election as an officer and/or director or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this

Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix V.

Remedial Actions

If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

Reports to Directors

Reports of Material Remedial Action

The directors of the Company will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

Annual Reports

Management of the Company and the principal underwriter (if any) of the Company will report in writing annually to the directors of the Company with regard to efforts to ensure compliance.

The annual report will, at a minimum:

1.	Describe any issues arising under the Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

2.	Certify that the Company or principal underwriter, as the case may be, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Appendix I

HERCULES TECHNOLOGY

GROWTH CAPITAL, INC.

PRECLEARANCE OF SECURITIES TRANSACTION FORM

(1)	Name of employee requesting authorization:	____________________

(2)	If different from #1, name of the account where the trade will occur:	____________________

(3)	Relationship of (2) to (1):	____________________

(4)	Name of firm at which the account is held:	____________________

(5)	Name of Security and call symbol:	____________________

(6)	Maximum number of shares or units to be purchased or sold or amount of bond:	____________________

(7)	Check those that are applicable:	____________________

                     Purchase                  Sale                  Market Order                  Limit Order (Price of Limit Order:             )

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

		Column I	Column II
(8)	Do you possess material nonpublic information regarding the security or the issuer of the security?[1]	Yes	No

(9)	To your knowledge, are the securities or “equivalent securities” subject to a pending buy or sell order by the Company?	Yes	No

(10)	To your knowledge, are there any outstanding purchase or sell orders for this security or any equivalent security by the Company?	Yes	No

(11)	To your knowledge, are the securities or equivalent securities being considered for purchase or sale by the Company?	Yes	No

[1]	Please note that employees and directors generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

Preclearance Securities

    Transaction Form

		Column I	Column II
(12)	If you are an investment person, are the securities being acquired in an initial public offering?[2]	Yes	No

(13)	If you are an investment person, are the securities being acquired in a private placement?[2]	Yes	No

(14)	Has the Company purchased or sold these securities or equivalent securities within the past three calendar days or do you expect the Company to purchase or sell these securities or equivalent securities within seven calendar days of your purchase or sale?	Yes	No

I have read the Code of Ethics for the Company dated                     , within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

Employee Signature

Print Name

Date Submitted

Authorized by:

Date:

[2]	Please see a Compliance Officer if you are not sure whether you are an Investment Person.

Appendix II

HERECULES TECHNOLOGY

GROWTH CAPITAL, INC.

INITIAL AND ANNUAL REPORT OF

PERSONAL SECURITIES HOLDINGS

In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)	Name of employee:	____________________

(2)	If different than #1, name of the person in whose name the account is held:	____________________

(3)	Relationship of (2) to (1):	____________________

(4)	Broker(s) at which Account is Maintained:	____________________

____________________

____________________

____________________

(5)	Account Number(s):	____________________

____________________

____________________

____________________

(6)	Telephone number(s) of Broker:	____________________

____________________

____________________

____________________

Initial and Annual Report

Personal Securities Holdings

(7)	For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

	Name of Security	Quantity	Value	Custodian
1.	__________________	___________	___________	___________________

2.	__________________	___________	___________	___________________

3.	__________________	___________	___________	___________________

4.	__________________	___________	___________	___________________

5.	__________________	___________	___________	___________________

(Attach separate sheet if necessary.)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

Employee Signature

Print Name

Dated:

Appendix III

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Personal Securities Transactions/Brokerage Account Report                     Quarter Ended:

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within 10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

Name	Broker	Account Number	Date Account Opened

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

Security’s Name*	Transaction Date	Buy or Sell?	No. of Shares	Price Per Share	Broker’s Name

*	Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities (as defined in the Company’s Code of Ethics).

Print Name:	_________________	Signature:	_________________	Date:	_________________

Return to: Chief Compliance Officer, Hercules Technology Growth Capital, Inc., 525 University Avenue, Suite 700, Palo Alto, California 94301

Appendix III (cont’d.)

Exempt Securities include:

1.	Direct obligations issued by the Government of the United States.

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

3.	Shares of registered open-end investment companies.

Exempt Transactions include:

1.	Any transaction in Securities in an account over which you do not have any direct or indirect influence or control.

2.	Purchases of Securities under dividend reinvestment plans.

3.	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata.

4.	Acquisition or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation or spin-off.

5.	Subject to the restrictions on participation in private placements set forth in the Code of Ethics under Private Placements, acquisitions or disposition of Securities of a private issuer.

6.	Subject to the provisions set forth in the Code of Ethics under Exempt Transactions, any transaction in Securities (other than Exempt Securities) by a director of the Company who is not an “interested person” of the Company.

7.	Classes of transactions as may be exempted from time to time by the Compliance Committee.

Please review the Company’s Code of Ethics for further details on Beneficial Ownership of Securities and other exemptions. If you have additional questions, please contact a Compliance Officer.

Appendix IV

HERCULES TECHNOLOGY

GROWTH CAPITAL, INC.

ACKNOWLEDGMENT CERTIFICATION

I hereby certify that I have read and understand the Code of Ethics of Hercules Technology Growth Capital, Inc. dated                     . Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:	__________________
Signature

Print Name

Appendix V

HERCULES TECHNOLOGY

GROWTH CAPITAL, INC.

ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:	__________________
Signature

Print Name

Appendix VI

DEFINITIONS

1. For the purposes hereof, “Investment Person” with respect to the Company means:

(i)	any employee of the Company (or of any company in a control (as defined in Section 2(a)(9) of the 1940 Act) relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; or

(ii)	any natural person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

*     *     *

2. For the purposes hereof, “Disinterested Director” or “independent director” with respect to the Company means a director who is not an “interested person” (as defined by Section 2(a)(19) of the 1940 Act, which definition is set forth below) of the Company and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a director of the Company.

*     *     *

3. “Interested person” of another person means—

A.	when used with respect to an investment company—

i.	any affiliated person of such company,

ii.	any member of the immediate family of any natural person who is an affiliated person of such company,

iii.	any interested person of any investment adviser of or principal underwriter for such company,

iv.	any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

v.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.	the investment company;

Appendix VI

Definitions

II.	any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.	any account over which the investment company’s investment adviser has brokerage placement discretion,

vi.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

I.	the investment company;

II.	any other investment company having the same investment adviser as such investment company or holding itself out to investors as a related company for purposes of investment or investor services; or

III.	any account for which the investment company’s investment adviser has borrowing authority,

vii.	any natural person whom the Securities and Exchange Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company:

Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

B.	when used with respect to an investment adviser of or principal underwriter for any investment company—

i.	any affiliated person of such investment adviser or principal underwriter,

ii.	any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

iii.	any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued

Appendix VI

Definitions

either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

iv.	any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

v.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has executed any portfolio transactions for, engaged in any principal transactions with, or distributed shares for—

I.	any investment company for which the investment adviser or principal underwriter serves as such;

II.	any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.	any account over which the investment adviser has brokerage placement discretion,

vi.	any person or any affiliated person of a person (other than a registered investment company) that, at any time during the 6-month period preceding the date of the determination of whether that person or affiliated person is an interested person, has loaned money or other property to—

I.	any investment company for which the investment adviser or principal underwriter serves as such;

II.	any investment company holding itself out to investors, for purposes of investment or investor services, as a company related to any investment company for which the investment adviser or principal underwriter serves as such; or

III.	any account for which the investment adviser has borrowing authority,

vii.	any natural person whom the Securities and Exchange Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

Appendix VI

Definitions

For the purposes of this paragraph (19), “member of the immediate family” means any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships. The Securities and Exchange Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.

4. “1940 Act” means the Investment Company Act of 1940, as amended.